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                                                                    EXHIBIT 10.5


                          MARKETING SERVICES AGREEMENT





     THIS AGREEMENT (the "Agreement") is effective as of the 11th day of December, 1998 (the "Effective Date"), by and between Juno Online Services, L.P. ("Juno"), a Delaware limited partnership, having an address at 120 West 45th Street, 15th Floor, New York, New York 10036, and AT&T Wireless Services, Inc. ("AT&T"), a Delaware corporation, having an address at 5000 Carillon Point, Kirkland, WA 98033, on behalf of its wireless operating affiliates (each referred to herein as a "Party", and both collectively referred to as the "Parties").

     WHEREAS, Juno provides certain branded online services to subscribers; and

     WHEREAS, Juno provides advertising space in the form of "impressions" to third-party advertisers on its online services; and

     WHEREAS, AT&T desires to purchase advertising impressions for AT&T's wireless products and services to be transmitted to Juno's subscribers, and to engage Juno to provide certain marketing services incidental thereto, all on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Parties agree as follows:

1.   DEFINITIONS.

For the purposes of this Agreement, the following terms shall have the following meanings:

     1.1. "Advance Payment" shall have the meaning set forth in Section 5.1(a) of this Agreement.

     1.2. "Co-Marketing Program" shall mean any marketing initiative using the Marketing Materials to promote any of the AT&T Services to the Juno Subscribers through the Juno Service. Co-Marketing Programs include, without limitation, any jointly developed Ad Bundle, interstitial advertisement, banner advertisement, pop-up advertisement, click-through advertisement, direct e-mail, toll free number or other process, and the interactive forms and screens that support such advertising, all as more fully described in the Marketing Plan.

     1.3. "Existing AT&T Subscriber" shall mean a then-current subscriber to AT&T Services (as defined below) who purchases an AT&T Service in response to any portion of a Co-Marketing Program and remains a subscriber to such AT&T Service for at least [****] thereafter.

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     1.4. "Juno Eligible Member Base" shall mean Juno Subscribers who maintain a billing address within the coverage area of AT&T's wireless network.

     1.5. "Juno Service" shall mean the free electronic mail service provided by Juno.

     1.6. "Juno Subscriber" shall mean any individual who uses the Juno Service.

     1.7. "Marks" shall mean the trademarks, service marks, names, logos, or other identifiers of Juno and AT&T.

     1.8. "Marketing Development Costs" shall have the meaning set forth in
Section 5.1(b) and Exhibit A of this Agreement.

     1.9. "Marketing Materials" shall mean any text, images, software, multimedia elements, or any other items provided by a Party in connection with the development or implementation of any Co-Marketing Program.

     1.10. "Marketing Plan" shall mean the marketing plan set forth as Exhibit A hereto, as may be amended in accordance with this Agreement .

     1.11. "New AT&T Subscriber" shall mean an individual who is not a subscriber to any AT&T Services at the time such individual purchases an AT&T Service in response to any portion of a Co-Marketing Program, has not been a subscriber to any AT&T-offered service at any time in the thirty (30) day period prior to the date such subscriber activates AT&T Service in response to any portion of a Co-Marketing Program, and remains an AT&T subscriber to such AT&T Service for at least [****] days thereafter.

     1.12. "Subscriber Data" shall mean all data, information, and records collected and/or maintained by Juno regarding the Juno Subscribers or their use of the Juno Service.

     1.13. "AT&T Services" shall mean, collectively, AT&T's wireless products and services identified on Exhibit B hereto, promoted through a Co-Marketing Program.

     1.14. "AT&T Subscriber Revenues" shall mean all monthly revenues collected by AT&T from Existing AT&T Subscribers and New AT&T Subscribers, as the case may be, from access fees and home airtime.

     1.15. "AT&T Subscriber Royalties" shall mean the amounts set forth in Sections 5.1(c) and 5.1(d) of this Agreement.

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2.   JUNO'S RESPONSIBILITIES.

     2.1. CO-MARKETING PROGRAMS. In accordance with development and implementation schedules to be mutually agreed upon from time to time during the Term, Juno shall provide to AT&T the advertising impressions on the Juno Service and the other promotions and services related thereto that are described as "Co-Marketing Programs" in the Marketing Plan. If so requested by AT&T, Juno shall assist AT&T in the creation, development, testing and implementation of any Co-Marketing Program proposed by AT&T. AT&T will provide final approval over the design of all Co-Marketing Programs (such approval processes to be conducted on a prompt basis) and (subject to Section 5.5 of this Agreement) shall have the right to modify the components of the Marketing Plan from time to time in AT&T's discretion, including the targeted Juno Eligible Member Base, details of AT&T Services offers, and the frequency of transmission of Ad Bundles. AT&T acknowledges any such modifications may alter campaign schedules and such alterations must be agreed to by the Parties.

     2.2. CUSTOMER RESPONSE. Juno shall provide a mechanism for either an 800# or for an on-line transmission of subscription information by Juno Subscribers for the AT&T Services.

     2.3. COMPLIANCE WITH APPLICABLE LAW. Juno shall comply with all applicable laws and regulations in respect of the conduct of its business, including, without limitation, any laws and regulations that relate to the practice of "spamming" or the transmission of advertising impressions generally. Additionally, Juno shall comply with its obligations under its Service Agreement with its subscribers.

3.   AT&T'S RESPONSIBILITIES.

     3.1. CUSTOMER ACCOUNT ADMINISTRATION. AT&T shall be solely responsible for the administration of all customer orders and accounts with respect to the offer and sale of the AT&T Services, including but not limited to order fulfillment, provisioning, activation, billing and equipment management (inventory returns and processing of warranty claims) of telephone devices and services.

     3.2. MARKETING MATERIALS. AT&T shall prepare and provide to Juno certain materials to be incorporated into the Marketing Materials, all of which shall be subject to Juno's review and approval in accordance with Juno's regular procedures for approval of advertisements on the Juno Service. In the event AT&T requests Juno to prepare any Marketing Materials on AT&T's behalf and/or if Juno creates any of its own Marketing Materials in connection with this Agreement, such Marketing Materials will be subject to final review and approval by AT&T. The Marketing Materials shall not (and AT&T shall not utilize the customer order or order fulfillment processes to) promote services of AT&T other than the AT&T Services without Juno's prior written consent, which may be granted or denied in Juno's sole discretion.


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     3.3. CREDITWORTHINESS.

          (a) AT&T may determine, in its sole discretion, whether it desires to have Ad Bundles transmitted and AT&T Services marketed solely to those members of the Juno Eligible Member Base who meet certain creditworthiness criteria established (or to be established) by AT&T. If AT&T desires to limit the extension of offers under the Marketing Plan to those members of the Juno Eligible Member Base who satisfy the creditworthiness criteria established by AT&T, Juno will use its reasonable commercial efforts to transmit Ad Bundles as so requested by AT&T.

          (b) Responsibility for the selection, engagement, and acts (or omissions) of any third-party data-matching firm and/or credit reporting agency necessary for the application of such creditworthiness criteria (or for the determination of which Juno Subscribers come within the definition of the "Juno Eligible Member Base") shall, as between the Parties, reside solely with AT&T, including, without limitation, responsibility for costs and expenses relating thereto. If requested by AT&T to assist AT&T in connection with the activities described in this subsection, Juno shall use its reasonable commercial efforts to provide assistance, but shall act solely in the capacity of AT&T's agent.

     3.4. COMPLIANCE WITH APPLICABLE LAW. AT&T shall comply with all applicable laws and regulations (including, without limitation, the Fair Credit Reporting Act and any rules, regulations and interpretations relating thereto) in respect of the conduct of its business, including, without limitation, in the obtaining or use of credit information for purposes of establishing or applying creditworthiness criteria as it may elect under this Article 3 and in the design and implementation of Marketing Materials and marketing strategies based thereon. AT&T further represents and warrants that (i) it shall not obtain, or attempt to obtain, credit information through the employment of deceptive or false pretenses; and
     (ii) that creditworthiness information, if any, obtained or used by AT&T that relates to Juno Subscribers shall be used solely in connection with a firm offer of credit (as such term is defined in the Fair Credit Reporting
     Act) and not for any other purpose.

4.   RELATIONSHIP OF THE PARTIES.

     4.1. EXCLUSIVITY.

          (A) EXCLUSIVE MARKETING. For the duration of the Term, AT&T will have the right to be the exclusive wireless communications provider marketed by Juno through the Juno Service. In the event this Agreement is terminated or expires (other than Juno's termination of this Agreement for cause pursuant to Section 11.3 or AT&T's termination for convenience pursuant to Section 11.2), Juno will agree to refrain from knowingly soliciting any current or former Existing AT&T Subscriber or New AT&T Subscriber for the purpose of offering any competitive wireless service for a period of [****] days following


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     such termination or expiration.


          (B) RIGHT OF FIRST NEGOTIATION. In the event that this Agreement is terminated at any time (other than by Juno pursuant to Section 11.3 herein) or expires at the end of the Term without renewal, Juno shall grant AT&T a right of first negotiation to continue the promotion of AT&T Services through the Juno Service, as described below. This right of first negotiation shall commence on the date of the termination or expiration of this Agreement and shall continue for sixty (60) consecutive days thereafter (the "First Negotiation Period"). During the First Negotiation Period, Juno will not enter into a "Competitive Agreement" (as defined below) with a third party, unless Juno has provided to AT&T in writing a summary of the material terms and conditions contained in a bona fide offer by such third party (the "Juno Summary") and provided AT&T a period of at least thirty (30) days from the date such Juno Summary was received by AT&T in which to respond to such Juno Summary. Upon an expression of interest by AT&T, the parties will, in good faith, commence negotiations for a new marketing agreement. In the event that the parties have not agreed on the terms of a new marketing agreement or AT&T has not agreed in writing within such thirty (30) day period, to match substantially all of the material terms of the Juno Summary, then Juno may enter into the Competitive Agreement as described in the Juno Summary. Any change to or addition of a material term in the Juno Summary shall constitute a new offer and require a new Juno Summary to be submitted in accordance with the terms of this section. As used above, a "Competitive Agreement" shall be defined as either (i) an exclusive agreement for the promotion over the Juno Service of wireless communications services offered by any company other than AT&T, or (ii) an advertising agreement under which Juno is contractually guaranteed to receive an amount greater than $[***] for the sale on the Juno Service of advertising of wireless communications services offered by any company other than AT&T. After the expiration of the First Negotiation Period and any required negotiating period trigged by the submission of a Juno Summary, Juno shall be free to enter into any agreement with any third party (including without limitation a Competitive Agreement) without providing AT&T with any notice or opportunity to negotiate.

     4.2. PUBLICITY; USE OF MARKS. The timing and content of any press release regarding any aspect of this Agreement (whether in electronic, print, or other media) shall be subject to the prior written approval of both Parties. Except as explicitly provided in this Agreement, neither Party shall, without the other Party's prior written approval, use in any advertising, public announcement, press release or any other promotional endeavor any Mark or represent, directly or indirectly, that any product or service provided by such Party has been approved or endorsed by the other Party. All uses by one Party of the other Party's Marks must be reviewed and approved by such other Party and must comply with the other Party's guidelines. No provision of this Agreement shall be deemed to grant either Party any rights in the other Party's Marks.

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     4.3. OTHER JUNO SERVICES. Nothing herein shall apply to any service or product offered by Juno other than the Juno Service, and AT&T acknowledges and agrees that to the extent AT&T desires to extend this or any other relationship to any other Juno product or service, such extension may be subject to a distinct set of applicable terms and conditions.

5.   FEES AND PAYMENTS.

     5.1. PAYMENT. In consideration of the services to be provided by Juno hereunder, and in accordance with the payment terms contained in Section 5.3, AT&T shall pay to Juno the following fees during the Term:

          (a) ADVANCE PAYMENT. Upon execution of this Agreement, AT&T shall pay to Juno a non-refundable (except as set forth in Section 11) advance of $[***] (the "Advance Payment");

          (b) MARKETING DEVELOPMENT COSTS. Commencing upon execution of this Agreement, Juno shall send AT&T a quarterly invoice for marketing expenses incurred by Juno in marketing the AT&T Services during the prior quarter, and AT&T shall pay such invoices within forty-five (45) days after the date of each such invoice. These costs will include creative Ad Production Costs and operational Ad Transmission Costs as set forth in the Marketing Plan. The amount of these expenses shall not exceed the amounts set forth in Exhibit A without prior written approval from AT&T. These payments shall not be recouped against the Advance Payment;

          (c) EXISTING AT&T SUBSCRIBERS. The AT&T Subscriber Royalties set out herein shall be due to Juno on a quarterly basis and recouped against the Advance Payment until such time as the cumulative fees due pursuant to this
     Section 5.1(c) and Section 5.1(d) below exceed the Advance Payment, at which time such AT&T Subscriber Royalties in excess of the Advance Payment will become payable to Juno on a quarterly basis:

               (i) AT&T SUBSCRIBER ROYALTIES. [***] per each Existing AT&T Subscriber generated during such quarter; and

          (d) NEW AT&T SUBSCRIBERS. The AT&T Subscriber Royalties set out herein shall be due to Juno on a quarterly basis and recouped against the Advance Payment until such time as the cumulative fees due pursuant to this Section 5.1(d) and Section 5.1(c) above exceed the Advance Payment, at which time such AT&T Subscriber Royalties in excess of the Advance Payment will become payable to Juno on a quarterly basis:

               (i) AT&T SUBSCRIBER ROYALTIES. [***] per each New AT&T Subscriber


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          generated during such quarter; and

               (II) AT&T SUBSCRIBER REVENUES. For each New AT&T Subscriber, [***] percent ([***]%) of the AT&T Subscriber Revenues attributable to such New AT&T Subscribers' first twelve (12) months of service.


     5.2. EXPENSES. Except as otherwise set forth in this Agreement, each of the Parties shall pay its own costs and expenses associated with performing its respective obligations under this Agreement.

     5.3. PAYMENT. Except as otherwise specified herein, all undisputed fees shall be payable within forty-five (45) days after the end of each calendar quarter. All payments shall be accompanied by a report describing the basis for the payments made.

     5.4. AUDITS.

          (a) JUNO AUDIT. AT&T shall maintain records regarding transactions related to the subject matter of this Agreement that are sufficient to document and confirm the accuracy and completeness of any amounts paid or payable to Juno hereunder. No more than once per calendar year, Juno or its authorized representative may conduct a reasonable inspection of such records for the sole purpose of verifying amounts payable to Juno hereunder. AT&T shall promptly pay to Juno any underage determined as a result of such audit. Such inspection shall be conducted upon reasonable prior notice to AT&T, and shall be conducted, during regular business hours on AT&T's premises in such a manner as to minimize disruption to AT&T. If any such audit reveals that AT&T has underpaid Juno by five percent (5%) of the fees owed to Juno, AT&T shall promptly pay such fees to Juno together with the costs of the audit.

          (B) AT&T AUDIT. Juno shall maintain complete, detailed and accurate records regarding transactions related to the subject matter of this Agreement that are sufficient to document and confirm the accuracy and completeness of any amounts charged by Juno to AT&T hereunder for Ad Transmissions. No more than once per calendar year, AT&T or its authorized representative may conduct a reasonable inspection of such records for the sole purpose of verifying that the amounts charged by Juno to AT&T for Ad Transmissions accurately reflect the number of Ad Downloads that occurred. Such inspection shall be conducted upon reasonable prior notice to Juno and shall be conducted during regular business hours on Juno's premises in such a manner as to minimize disruption to AT&T. If such audit reveals that Juno has overcharged AT&T, Juno shall promptly refund the amounts overcharged to AT&T. If any such audit reveals that Juno has overcharged AT&T by five percent (5%) of the amounts charged by Juno, Juno shall promptly pay such amounts to AT&T together with the costs of the audit.



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     5.5. MODIFICATION TO THE MARKETING PLAN. AT&T shall have the right, in its sole discretion, to modify the terms and conditions of the Marketing Plan set forth in Exhibit A (it being understood, however, that AT&T shall not have the right to modify the unit price per Ad Bundle, or the price for ad transmission, or any other terms related to the rates at which Juno provides marketing services under the Marketing Plan, unless Juno has provided its consent in writing to such modifications, which such consent may be granted or denied in Juno's sole discretion).

6.   PROPRIETARY RIGHTS.

     6.1. OWNERSHIP. Each Party will maintain sole ownership of all its Marketing Materials and any intellectual property rights therein, including without limitation any Marketing Materials purchased or licensed from a third party, and the other Party shall have no right, title, or interest therein. Notwithstanding the foregoing, either Party will have the right to use the other Party's Marketing Materials only pursuant to the terms and conditions of this Agreement. Without limitation of the foregoing, subject to the provisions of
Section 4.1 governing exclusivity, Juno will have the right to re-use any Juno Marketing Materials on behalf of any other relationship entered into by Juno during the Term or following expiration or termination of this Agreement. Juno will maintain sole ownership of the (i) Juno Service, (ii) the Juno Subscriber Data. AT&T will maintain sole ownership of (i) the AT&T Service, (ii) all subscriber data regarding the use of AT&T Services, and (iii) all materials and information developed by AT&T in connection with the Marketing Materials developed or used in connection with the Co-Marketing Programs, and any intellectual property rights therein.

     6.2. RIGHTS CLEARANCE. Each Party shall be responsible for obtaining at its own expense any rights, licenses, or permissions necessary to copy, transmit, distribute, or otherwise use any text, images, software, multimedia elements, or other content provided by such Party (including without limitation for use in any Co-Marketing Program).

7.   CONFIDENTIALITY.

The parties have executed a Non-Disclosure agreement, attached hereto as Exhibit C.

8.   WARRANTIES.

     8.1. MUTUAL WARRANTIES. Each Party represents and warrants to the other that (a) such Party has all rights and authority necessary to enter into this Agreement and perform its obligations hereunder; (b) such Party will perform its obligations hereunder in a workmanlike manner; and (c) all Marketing Materials provided by such Party do not now and will not infringe on any third party intellectual property or contractual right.


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     8.2. DISCLAIMER OF WARRANTY. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS
ARTICLE 8, JUNO MAKES NO WARRANTY, WHETHER EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY WITH RESPECT TO THE JUNO SERVICE OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. SPECIFICALLY, AT&T ACKNOWLEDGES AND UNDERSTANDS THAT JUNO MAY ENCOUNTER TECHNICAL OR OTHER DIFFICULTIES WHICH MAKE PROVIDING THE JUNO SERVICE UNFEASIBLE OR REQUIRE JUNO TO ALTER THE CONTENT OR STRUCTURE OF THE JUNO SERVICE IN ITS CURRENT FORM. IN THE EVENT THAT JUNO ENCOUNTERS SUSTAINED TECHNICAL DIFFICULTIES WHICH HAVE A MATERIAL ADVERSE EFFECT ON THE ABILITY OF JUNO TO PROVIDE ADVERTISING IMPRESSIONS TO AT&T AS CONTEMPLATED UNDER THIS AGREEMENT, THEN AT&T SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT UPON FIFTEEN DAYS PRIOR WRITTEN NOTICE, WITH NO FURTHER OBLIGATION TO JUNO (EXCEPT THAT AT&T SHALL PAY TO JUNO ANY MARKETING DEVELOPMENT COSTS, AT&T SUBSCRIBER REVENUES AND AT&T SUBSCRIBER ROYALTIES INCURRED OR ACCRUED THROUGH THE DATE OF TERMINATION).

9.   INDEMNIFICATION.

     9.1. BY JUNO. Juno will indemnify, defend, and hold harmless AT&T and its parent, subsidiaries and affiliates, and the officers, agents, employees, and representatives of each of them, from any third party claims, damages, liabilities, costs and expenses, including without limitation reasonable legal fees and expenses, arising out of or related to any claim related to (a) a breach by Juno of any warranty set forth in this Agreement, (b) a violation by Juno of any law, rule, or regulation applicable to Juno's performance of its obligations hereunder (including, but not limited to, any claims that the transmission of advertising impressions to Juno Subscribers as contemplated by this Agreement constitutes an unlawful practice of "spamming"), or (c) any negligent act or omission or willful misconduct of Juno or any of its representatives. In addition to, and not in limitation of, the foregoing, Juno will indemnify, defend, and hold harmless AT&T and its parent, subsidiaries and affiliates, and the officer, agents, employees, and representatives of each of them, from any third party claims, damages, liabilities, costs and expenses, including without limitation reasonable legal fees and expenses, that arise out of or are related to Juno's compliance (or failure to comply) with its obligations under Section 2.3 of this Agreement or any breach of Juno's representations or warranties thereunder. AT&T shall have the right, but not the obligation to participate in such defense and to review all documents prepared in connection therewith. AT&T shall not be bound by any settlement to which it has not consented in writing.

     9.2. BY AT&T. AT&T will indemnify, defend, and hold harmless Juno and its affiliates and their respective partners, officers, agents, and employees from any third party claims, damages, liabilities, costs and expenses, including without limitation reasonable legal fees and expenses, arising out of or related to any claim (a) that AT&T has breached any warranty set forth in this Agreement, (b) that AT&T has violated any law, rule, or regulation


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applicable to AT&T's performance of its obligations hereunder, or (c) arising out of or otherwise related to any AT&T Service sold as a result of this Agreement. In addition to, and not in limitation of, the foregoing, AT&T will indemnify, defend, and hold harmless Juno and its affiliates and their respective partners, officers, agents, and employees from any claims, damages, liabilities, costs and expenses, including without limitation reasonable legal fees and expenses, that arise out of or are related to AT&T's compliance (or failure to comply) with its obligations under Section 3.4 of this Agreement or any breach of AT&T's representations or warranties thereunder. Juno shall have the right, but not the obligation to participate in such defense and to review all documents prepared in connection therewith. Juno shall not be bound by any settlement to which it has not consented in writing.

10.  LIMITATION ON LIABILITY.

     10.1. Each party's entire liability for direct damages to the other party for any claim arising under or related to this Agreement will be limited to amounts actually received by Juno from AT&T in the six (6) consecutive months immediately prior to the date on which such claim arose. (The foregoing limitation shall not apply to (i) either party's liability to the other party for amounts due to the other party under Article 5 of this Agreement, or (ii) AT&T's liability to Juno for amounts due to Juno under Article 11 of this Agreement.) IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.  TERM AND TERMINATION.

     11.1. TERM. The term of this Agreement (the "Term") shall commence on the Effective Date of this Agreement and continue for [***] months thereafter, unless sooner terminated hereunder.

     11.2. TERMINATION FOR CONVENIENCE. Either Party may terminate this Agreement at any time with at least thirty (30) days written notice for any reason or no reason. In the event of such termination, neither Party shall have any further obligations or liability to the other except as follows:

          (a) If Juno terminates the Agreement pursuant to this Section 11.2, Juno will refund to AT&T any unearned portion of the Advance Payment and AT&T, upon invoice from Juno, shall immediately remit to Juno payment for all approved Marketing Development Costs incurred by Juno prior to the effective date of such termination, as


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     well as the amount of any AT&T Subscriber Royalties then due and payable to the extent they exceed the Advance Payment.

          (b) If AT&T terminates this Agreement pursuant to this Section 11.2, Juno will retain the Advance Payment and AT&T, upon invoice from Juno, shall immediately remit to Juno payment for all approved Marketing Development Costs incurred by Juno prior to the effective date of such termination, as well as the amount of any AT&T Subscriber Royalties then due and payable to the extent they exceed the Advance Payment.

          (c) If AT&T terminates this Agreement pursuant to this Section 11.2, AT&T shall be obligated to continue making payments for all AT&T Subscriber Royalties and AT&T Subscriber Revenues due and payable to Juno hereunder prior to the effective date of such termination, and AT&T will continue to pay AT&T Subscriber Revenues with respect to the period from the date of termination until the date [***] months from the Effective Date of this Agreement.

     11.3. TERMINATION FOR CAUSE.

          (a) Either Party may terminate this Agreement upon thirty (30) days written notice if the other Party materially breaches any of the terms of this Agreement provided, however, that this Agreement will not terminate if the non-terminating Party has cured the breach within the thirty (30) day period.

          (b) Upon termination by Juno pursuant to this Section 11.3, Juno will retain the Advance Payment and AT&T shall immediately remit to Juno (i) payment for all undisputed and approved Marketing Development Costs incurred by Juno prior to the effective date of such termination, and (ii) the amount of any AT&T Subscriber Royalties then due and payable to the extent they exceed the Advance Payment. AT&T shall also be obligated to continue making payments for all AT&T Subscriber Royalties and AT&T Subscriber Revenues due and payable to Juno hereunder prior to the effective date of such termination, and AT&T will continue to pay AT&T Subscriber Revenues with respect to the period from the date of termination until the date 12 months from the Effective Date of this Agreement.

          (c) If AT&T terminates the Agreement pursuant to this Section 11.3, Juno will refund to AT&T any unearned portion of the Advance Payment and AT&T, upon invoice from Juno, shall immediately remit to Juno payment for all undisputed and approved Marketing Development Costs incurred by Juno prior to the effective date of such termination, as well as the amount of any AT&T Subscriber Royalties then due and payable to the extent they exceed the Advance Payment.


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[***] Confidential treatment has been requested for this portion pursuant to
      Rule 406 promulgated under the Securities Act of 1933, as amended.

     11.4. OBLIGATIONS UPON TERMINATION OR EXPIRATION. Without limitation of any other obligation under this Agreement, upon termination or expiration of this Agreement, each Party shall immediately return to the other Party all copies of the other Party's Marketing Materials or other Confidential Information. Further, except as set forth in Section 11.3(b) and Section 11.2(c), any obligation of AT&T to pay AT&T Subscriber Revenues with respect to periods after the date of termination shall cease immediately upon termination or expiration of this Agreement unless otherwise agreed in writing by the parties.

12.  GENERAL.

     12.1. GOVERNING LAW; VENUE. This Agreement and its enforcement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts-of-law principles. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts situated in the State of New York in connection with any action arising under this Agreement.

     12.2. FORCE MAJEURE. Neither Party shall be liable for failure to perform any obligation under this Agreement where such failure is due to fire, flood, labor dispute, natural calamity, or acts of the government or if such causes are otherwise beyond the control of such Party.

     12.3. SEVERABILITY. If any provision of this Agreement is deemed by a court of competent jurisdiction to be unenforceable or contrary to any applicable law or regulation, such provision shall be enforced to the maximum extent permitted by law and to effect the Parties' fundamental intentions hereunder, and the remainder of this Agreement shall continue in full force and effect.

     12.4. ASSIGNMENT. This Agreement is not assignable by either Party without the prior written consent of the other Party, except (a) this Agreement may be assigned by Juno to any of its direct or indirect general partners without the consent of AT&T provided that such assignee assumes all of the obligations of Juno hereunder, (b) this Agreement may be assigned by AT&T to one of its affiliates without the consent of Juno provided that such assignee assumes all of the obligations of AT&T hereunder, and (c) either Party may assign this Agreement or any rights or obligations under this Agreement to any successor of such Party by way of merger, consolidation, reorganization or the acquisition of all or substantially all of its business and/or assets relating to this Agreement upon written notice to the other Party. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the respective successors and assigns of the Parties.

     12.5. NOTICES. Notices and other communications hereunder shall be sent to the Parties at the following addresses or to such other address as a Party shall notify the other in writing. Notices and communications shall be sent by overnight mail or facsimile transmission and shall be deemed delivered only when received by the intended recipient.

         If to Juno:       Juno Online Services, L.P.
                           120 West 45th Street
                           New York, NY  10036
                           Attention:  President

                           with a copy to the Legal Department at the foregoing address.

         If to AT&T:       AT&T Wireless Services, Inc.
                           5000 Carillon Point
                           Kirkland, WA  98033
                           Attn:    Director - On-Line Distribution

                           with a copy to the Legal Department at the foregoing address.

     12.6. NO WAIVER. The failure of either Party to partially or fully exercise any right or the waiver by either Party of any breach, shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

     12.7. ENTIRE AGREEMENT. This Agreement, including the Exhibits hereto, sets forth the entire agreement between the Parties on this subject and supersedes all prior negotiations, understandings and agreements between the Parties concerning the subject matter. No amendment or modification of this Agreement shall be made except by a writing signed by the Party to be bound thereby or the successor or assign of such Party.

     12.8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     12.9. SURVIVAL. The following provisions shall survive the termination or expiration of this Agreement for any reason: Article 1 (DEFINITIONS); Section
4.2 (PUBLICITY; USE OF MARKS); Article 5 (FEES AND PAYMENTS); Article 6 (PROPRIETARY RIGHTS); Article 7 (CONFIDENTIALITY); Article 8 (WARRANTIES);
Article 9 (Indemnification); Article 10 (LIMITATION ON LIABILITY); Section 11.2 (TERMINATION FOR CONVENIENCE); Section 11.4 (OBLIGATIONS UPON TERMINATION OR EXPIRATION); and this Article 12.






IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed below by their duly authorized signatories.




JUNO ONLINE SERVICES, L.P.                  AT&T WIRELESS SERVICES, INC.




By: /s/ CHARLES ARDAI                       By: /s/ ANNE GORDON
   -------------------------------             ---------------------------------



Name: Charles Ardai                         Name: Anne Gordon
     -----------------------------               -------------------------------




Title: President                            Title:  VP-National Marketing
      ----------------------------                ------------------------------

                                    EXHIBIT A


                                 MARKETING PLAN


THIS MARKETING PLAN REFERS TO THE MARKETING SERVICES AGREEMENT DATED AS OF DECEMBER 11, 1998 BETWEEN JUNO ONLINE SERVICES, L.P. AND AT&T WIRELESS SERVICES, INC. (THE "AGREEMENT"). DEFINED TERMS USED IN THIS MARKETING PLAN ARE USED AS DEFINED IN THE AGREEMENT.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


CO-MARKETING PROGRAMS:

AT&T will advertise the AT&T Services to at least [***]% of the Juno Eligible Member Base every full calendar month of the Term of the Agreement, except for those months in which the parties mutually agree to target a smaller percentage of the Juno Eligible Member Base for the purposes of testing.

Juno has developed, tested, and campaigned various marketing strategies designed to maximize member response and profitability on behalf of its partners. These strategies identify three main components to each incremental campaign of an ongoing marketing relationship: a) the ad "bundle," b) the ad "testing," and c) the ad "rollout." (Please reference the Advertising Key below for full descriptions of the types of advertisements mentioned below.)

A)   THE AD BUNDLE

Initially, Juno will transmit on behalf of AT&T an introductory e-mail and an introductory Interstitial Ad to announce the initiation of a relationship between Juno and AT&T, endorsing AT&T Services and establishing AT&T as the "official wireless provider of Juno Online Services."

Subsequently, Juno will utilize the following formula for each incremental campaign:

         [***] Interstitial Ad (displayed [***] times per member) [***] Banner Ad (displayed [***] times per member) [***] Pop-up Ad (displayed [***] times per member)

B)   THE AD TESTING

Juno has found that by testing various components of an individual campaign, it is able to identify a preferred mix of such components, thereby enabling it to roll out on a larger scale with an effective campaign. Campaign components suitable for testing include product offer, creative, copy, order form/response page, premium/promotion, targeting, Web click-through capability, and re-solicitation.


--------------------
[***] Confidential treatment has been requested for this portion pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

Juno recommends running approximately [***] test campaigns per year to maximize response.

C)   THE AD ROLLOUT

Based on the results of such Ad Testing, AT&T will be able to identify the campaign(s) that should be rolled out to the portion of the Juno Eligible Member Base targeted each month.

D)   MARKETING DEVELOPMENT COSTS

There are two main Marketing Development Costs that Juno incurs as a result of marketing on behalf of its strategic partners: Ad Production Costs (fixed cost) and Ad Transmission Costs (variable cost).

1. AD PRODUCTION COSTS. To cover Juno's ad production costs, AT&T will pay Juno $[***] per Ad Bundle. For each test campaign, it will be necessary for Juno to construct a new Ad Bundle. Assuming that AT&T decides to run 12 test campaigns per year, the annual fixed cost of ad production for AT&T would be equal to $[***].

2. AD TRANSMISSION COSTS. To cover Juno's ad transmission costs, AT&T will pay Juno $[***] for each member to whom the campaign is transmitted. The following table illustrates such variable transmission charges:

        ---------------- ---------------- --------------- --------------- ---------------- ---------------
        [***]            [***]            [***]           [***]           [***]            [***]
        members          members          members         members         members          members
        ---------------- ---------------- --------------- --------------- ---------------- ---------------
        $[***]           $[***]           $[***]          $[***]          $[***]           $[***]
        ---------------- ---------------- --------------- --------------- ---------------- ---------------

Given that the number of Juno Subscribers targeted on a monthly basis will be directly proportional to both the total size of the Juno Eligible Member Base and the activity rates of the Juno Eligible Member Base, aggregate transmission payments cannot be definitively determined at this date.

3. TOTAL DIRECT COSTS. By combining fixed Ad Production Costs with variable Ad Transmission Costs, AT&T can identify the level at which it would compensate Juno for Juno Marketing Development Costs.

ADVERTISING KEY

1. INTERSTITIAL ADVERTISEMENTS. Interstitial Ads represent an excellent branding opportunity, as these full-sized ads (which cover the entire interface) are present for the entire duration of a Juno Subscriber's connection to Juno's servers. Said connections usually last 30-45 seconds,


--------------------
[***] Confidential treatment has been requested for this portion pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

     and typically occur twice in any given Juno session (at the beginning and end of each session). For the purposes of this ongoing marketing program, Interstitial Ads shall be utilized to support the interactive Banner, Pop-Up, and Click-Through Ads (as described below) by calling Juno Subscribers' attention to the upcoming opportunities from AT&T, by providing a few key selling points for the AT&T Services, and (if AT&T is inclined to pursue) by providing 800# telephone service to those customers interested in responding by phone.

2. BANNER ADVERTISEMENTS. Banner Ads, which are displayed to Juno Subscribers during their e-mail session, are interactive, graphical ads that allow users to click through to off-line "micro-sites." These micro-sites can contain multiple pages, allowing users to navigate between them, providing members both more information about products and services and an ability to make a purchase or request more information.

3. POP-UP ADVERTISEMENTS. Pop-Up Ads may appear in one of six "slots" during an e-mail session (two in the beginning, two during, and two at the end of a given session), and, covering the entire interface, require a member to "close" or "cancel" the advertisement. Like Banner Ads, Pop-Up Ads are interactive, may contain multiple off-line micro-site pages, and allow customers to purchase or request more information on a given product or service.

4. CLICK-THROUGH ADVERTISEMENTS. Click-Through Ads are banner and pop-up advertisements that provide online access to a selected Web site(s) for a pre-specified amount of time. Rather than viewing off-line micro-sites, Juno Subscribers who click on a Click-Through Ad will launch a browser and access the Web.

5. DIRECT E-MAILS. Direct E-mails are all-text messages sent directly from Juno to its Subscribers. For the purposes of this marketing program, Juno will send a Direct E-mail to announce the Juno/AT&T relationship and promote the AT&T Services.

                                    EXHIBIT B


                                  AT&T SERVICES


-   DESCRIPTION OF THE SERVICES TO BE OFFERED BY AT&T

     - Handsets sold through this channel will be dual-band, tri-mode phones-only (850 MHz digital, 1900 MHz-digital, 850 MHz AMPs).
     - Rate Plans offered will be selected by AT&T and the Parties currently contemplate the inclusion of AT&T Digital One Rate calling plan in the offer. The offer will be made to the Juno Eligible Member Base. The terms and conditions of the offer will be determined by AT&T in its sole discretion.
     - A specific offer incentive for Juno Subscribers is to be determined and will be mutually agreed upon by the Parties.

                                    EXHIBIT C


                            NON-DISCLOSURE AGREEMENT

                       MUTUAL NONDISCLOSURE AGREEMENT

This Nondisclosure Agreement (this "Agreement") is dated as of July 9, 1998, between AT&T Wireless Services, Inc. ("AT&T Wireless") with a place of business at 5000 Carillon Point, Kirkland, Washington, and Juno Online Services, L.P. ("Company"), with a place of business at 120 West 45th Street, 15th Floor, New York, NY 10036.

AT&T WIRELESS AND COMPANY HEREBY AGREE AS FOLLOWS:

1. CONFIDENTIAL INFORMATION. As used in this Agreement, "Confidential Information" means all information of either party that is not generally known to the public, whether of a technical, business or other nature (including, without limitation, trade secrets, knowhow and information relating to the technology, customers business plans, promotional and marketing activities, finances and other business affairs of such party), that is disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party") or that is otherwise learned by the Receiving Party in the course of its discussions or business dealings with, or its physical or electronic access to the premises, of, the Disclosing Party, and that has, in the case of documents or other tangible materials, been marked as being proprietary and/or confidential and, in the case of oral or intangible materials, been identified in reasonable detail as being proprietary and/or confidential in a writing delivered to the Receiving Party with 15 days after the disclosure thereof.

2. USE AND OWNERSHIP OF CONFIDENTIAL INFORMATION. The Receiving Party, except as expressly provided in this Agreement, will not disclose Confidential Information to anyone without the Disclosing Party's prior written consent. In addition, the Receiving Party will not use, or permit others to use, Confidential Information for any purpose other than the following:

to discuss the distribution of AT&T products & services via online services provided by Juno.

The Receiving Party will take all reasonable measures to avoid disclosure, dissemination or unauthorized use of Confidential Information, including, at a minimum, applying those measures its takes to protect its own confidential information of a similar nature. All Confidential Information will remain the exclusive property of the Disclosing Party, and the Receiving Party will have no rights, by license or otherwise, to use the Confidential Information except as expressly provided herein.

3. EXCEPTIONS. The provisions of Section 2 will not apply to any information that (i) is or becomes publicly available without breach of this Agreement; (ii) was known to the Receiving Party prior to its receipt from the Disclosing Party; (iii) is rightfully received from a third party who did not acquire or disclose such information by a wrongful or tortious act; or
(iv) was independently developed by the Receiving Party without reference to any Confidential Information.

4. DISCLOSURES TO GOVERNMENTAL ENTITIES. If the Receiving Party becomes legally obligated to disclose Confidential Information by any government entity with jurisdiction over it, the Receiving Party will give the Disclosing Party prompt written notice to allow the Disclosing Party to seek a protective order or other appropriate remedy. Such notice must include, without limitation, identification of the information to be so disclosed and a copy of the order. The Receiving Party will disclose only such information as is legally required and will use its commercially reasonable efforts to obtain confidential treatment for any Confidential Information that is so disclosed.

5. COMPLIANCE WITH LAWS; EXPORTATION/TRANSMISSION OF CONFIDENTIAL INFORMATION. Both parties will comply with all applicable federal, state, and local statutes, rules and regulations, including, but not limited to, United States export control laws and regulations as they currently exist and as they may be amended from time to time.

6. RECEIVING PARTY PERSONNEL. The Receiving Party will restrict the possession, knowledge, development and use of Confidential Information to its employees, agents, subcontractors and entities controlled by or controlling it (collectively, "Personnel") who Receiving Party reasonably believes have a need to know Confidential Information in connection with the purposes set forth in Section 2. The Receiving Party's Personnel will have accress only to the Confidential Information they need for such purposes. The Receiving Party will ensure that its Personnel comply with this Agreement and will promptly notify the Disclosing Party of any breach of this Agreement.

7. RETURN OF CONFIDENTIAL INFORMATION. Upon the Disclosing Party's written request, the Receiving Party promptly will return or destroy (or, in the case of electronic embodiments, permanently erase) all tangible material embodying Confidential Information (in any form and including, without limitation, all summaries, copies and excerpts of Confidential Information) in its possession or under its control

8. INDEPENDENT DEVELOPMENT. The Disclosing Party acknowledges that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information. Accordingly, nothing in this Agreement will be construed as a representation or agreement that the Receiving Party will not develop or have developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information, provided that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development.

9. INJUNCTIVE RELIEF. The Receiving Party acknowledges that disclosure or use of Confidential Information in violation of this Agreement could cause irreparable harm to the Disclosing Party for which monetary damages may be difficult to ascertain or an inadequate remedy. The Receiving Party therefore agrees that the Disclosing Party will have the right, in addition to its other rights and remedies, to injunctive relief for any violation of this Agreement without posting bond, or by posting bond at the lowest amount required by law.

10. LIMITED RELATIONSHIP. This Agreement will not create a joint venture, partnership or other formal business relationship or entity of any kind, or an obligation to form any such relationship or entity. Each party will act as an independent contractor and not as an agent of the other party for any purpose, and neither will have the authority to bind the other.

11. CUMULATIVE OBLIGATIONS. Each party's obligations hereunder are in addition to, and not exclusive of, any and all of its other obligations and duties to the other party, whether express, implied, in fact or in law.

12. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties relating to the matters discussed herein and supercedes all prior oral and written understandings with respect to any information disclosed or received under this Agreement. This Agreement may be amended or modified only with the mutual written consent of the parties.

13. TERM AND TERMINATION. This Agreement is intended to cover Confidential Information disclosed or received by either party prior or subsequent to the date of this Agreement. Unless otherwise earlier terminated, this Agreement automatically will expire three (3) years from the date first written above; provided, however, that each party's obligations with respect to the other party's Confidential Information disclosed or received prior to termination or expiration will survive for three (3) years following the expiration or termination of this Agreement. Either party may terminate this Agreement upon written notice to the other party.

14. NONWAIVER. Any failure by either party to enforce the other party's strict performance of any provision of this Agreement will not constitute a waiver of its right to subsequently enforce such provision or any other provision of this Agreement.

15. ATTORNEY FEES. In the event any court action is commenced by one party against the other arising under or relating to this Agreement, the substantially prevailing party is entitled to recover its out-of-pocket and court costs and reasonable attorney fees. The cost of in-house legal staff will be valued at market rates for comparable services from private practitioners.

16. GOVERNING LAW; ETC. This Agreement will be governed by internal laws of the State of New York, without reference to its choice of law rules, may be executed in counterpart copies, and, in the absence of an original signature, faxed signatures will be considered the equivalent of an original signature. Each party hereby waives its right to a jury trial for any claims that may arise out of this Agreement. If a provision of this Agreement is held invalid under any applicable law, such invalidity will not affect any other provision of this Agreement that can be given effect without the invalid provision. Further, all terms and conditions of this Agreement will be deemed enforceable to the fullest extent permissible under applicable law, and, when necessary, the court is requested to reform any and all terms or conditions to give them such effect.

The parties have executed this Agreement on the date first above written.


AT&T WIRELESS SERVICES, INC.

By: /s/ ANNE GORDON
    ------------------------
Print Name: Anne Gordon
Title: VP National Marketing


JUNO ONLINE SERVICES, L.P.

By: /s/ CHARLES ARDAI
    -----------------------
Print Name: Charles Ardai
Title: President